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                                                                     EXHIBIT 5.1

[GRAPHIC OMITTED]
                                                             Goodwin Procter LLP
                                                             Counsellors at Law
                                                             Exchange Place
                                                             Boston, MA 02109
                                                             T: 617.570.1000
                                                             F: 617.523.1231






                                February 22, 2001



Gables Residential Trust
Gables Realty Limited Partnership
2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, Georgia 30339

Ladies and Gentlemen:

         We have acted as counsel to Gables Residential Trust, a Maryland real estate investment trust (the "Company"), and Gables Realty Limited Partnership, a Delaware limited partnership (the "Partnership"), in connection with the offer and sale by the Partnership of $150,000,000 aggregate principal amount of the Partnership's 7.25% Senior Notes due 2006 (the "Notes"). This opinion is being delivered in connection with (i) the Company's and the Partnership's Registration Statement on Form S-3 (No. 333-68359) (the "Registration Statement") relating to the registration of the offering and sale under the Securities Act of 1933, as amended, of up to $500,000,000 of securities of the Company and up to $300,000,000 of debt securities of the Partnership, and (ii) a prospectus supplement dated February 15, 2001 (the "Prospectus Supplement") which supplements the prospectus included in such Registration Statement, relating to the offering of the Notes by the Partnership. The Notes will be offered by the Underwriters (as defined below) pursuant to that certain Underwriting Agreement dated February 15, 2001 between the Partnership and the Company and Lehman Brothers Inc., Chase Securities, Inc., First Union Securities, Inc., Legg Mason Wood Walker Incorporated, PNC Capital Markets, Inc. and Wachovia Securities, Inc. (collectively, the "Underwriters"). The Notes will be issued under an Indenture dated March 23, 1998 between the Partnership and First Union National Bank, as trustee, as amended and supplemented by Supplemental Indenture No. 4 dated February 22, 2001 (collectively, the "Indenture").

         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such
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Gables Residential Trust
Gables Realty Limited Partnership
February 22, 2001
Page 2



examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         The opinions expressed below are qualified to the extent that (i) the validity or enforceability of any provision of the Notes and the Indenture or any rights granted thereunder may be subject to or affected by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law relating to or affecting the rights of creditors generally, (ii) the remedy of specific performance or any other equitable remedy may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion, and (iii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing may be applied in the exercise of judicial discretion in construing or enforcing the provisions of any instrument or document (regardless of whether enforcement is sought in a proceeding in equity or at law).

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts and the Delaware Revised Uniform Limited Partnership Act.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Notes have been duly authorized, executed and delivered by the Partnership and, assuming the due authentication of the Notes in accordance with the terms of the Indenture, when delivered to and paid for by the Underwriters, will constitute valid and binding obligations of the Partnership, entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their terms.

         We hereby consent to the use of this opinion as an exhibit to the Partnership's Current Report on Form 8-K dated February 22, 2001 and the Company's Current Report on Form 8-K dated February 22, 2001, which are incorporated by reference into the Registration Statement.

                                                     Very truly yours,

                                                     /s/ GOODWIN PROCTER LLP

                                                     GOODWIN PROCTER LLP